Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PicPay Serviços S.A.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes

São Paulo - SP, Brazil
April 21, 2021